Exhibit 99.1

DELAWARE COURT OF CHANCERY SETS DATE FOR HEARING ON UNOPPOSED

MOTION TO DISMISS CLAIMS AGAINST MICHAEL J. GROSS IN MORGANS

HOTEL GROUP CO. STOCKHOLDER DERIVATIVE ACTION

New York, NY – December 6, 2013 – Morgans Hotel Group Co. (NASDAQ: MHGC)(the “Company”) today announced that pursuant to Orders entered by the Delaware Court of Chancery on December 3 and December 6, 2013 in the litigation captioned OTK Associates, LLC v. Friedman, et al., Civil Action No. 8447-VCL, Morgans Hotel Group Co. has issued a Notice of Hearing on Unopposed Motion to Dismiss Claims against Michael J. Gross (the “Motion”).

The hearing will be held in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, on January 27, 2014, at 10:00 a.m. (the “Hearing”) to (a) consider the Motion, (b) consider any objections thereto, and (c) rule on other such matters as the Court may deem appropriate.

The notice, printed below and attached in full to a Current Report on Form 8-K filed with the SEC today, contains a description of the action and instructions on how interested stockholders can object to the Motion or get further information. A copy of the notice is also available on the Company’s website at https://www.morganshotelgroup.com/page/about-us under “Press Releases” and “SEC Filings.”

The stockholder notice follows:

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

OTK ASSOCIATES, LLC, directly on its own behalf and derivatively on behalf of MORGANS HOTEL GROUP CO.,

Plaintiff,

v.

ROBERT FRIEDMAN; THOMAS L. HARRISON; MICHAEL D. MALONE; MICHAEL J. GROSS; RONALD W. BURKLE; JEFFREY M. GAULT; ANDREW SASSON, YUCAIPA AMERICAN ALLIANCE FUND II, L.P., a Delaware Limited Partnership; YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., a Delaware Limited Partnership; YUCAIPA AGGREGATOR HOLDINGS, LLC, a Delaware Limited Liability Company; and THE YUCAIPA COMPANIES LLC, a Delaware Limited Liability Company,

Defendants,

and

MORGANS HOTEL GROUP CO., a Delaware Corporation,

Nominal Defendant.

) ) ) ) ) ) ) C.A. No. 8447-VCL ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

NOTICE OF HEARING ON UNOPPOSED MOTION

TO DISMISS CLAIMS AGAINST MICHAEL J. GROSS

TO:	ANY PERSON OR ENTITY WHO IS A CURRENT RECORD HOLDER OR BENEFICIAL OWNER OF MORGANS HOTEL GROUP CO. STOCK.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.

THIS NOTICE RELATES TO A PROPOSED DISMISSAL OF MICHAEL J. GROSS FROM A STOCKHOLDER DERIVATIVE ACTION AND CLAIMS ASSERTED ON BEHALF OF MORGANS HOTEL GROUP CO.

PURPOSE OF THIS NOTICE

The purpose of the Notice is to inform you, as a current stockholder of Morgans Hotel Group Co. (“Morgans” or the “Company”), of a hearing in the above-captioned lawsuit (the “Action”) to be held by the Court of Chancery of the State of Delaware (the “Court”). The hearing will be held in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, on January 27, 2014, at 10:00 a.m. (the “Hearing”) to (a) consider the Unopposed Motion to Dismiss Claims Against Michael J. Gross (the “Motion”), (b) consider any objections thereto, and (c) rule on other such matters as the Court may deem appropriate. If the Court grants the Motion, the claims in the Action will be dismissed as to defendant Michael J. Gross (“Gross”) with prejudice, provided that nothing in the order of dismissal shall affect the right of Morgans or any Morgans stockholder to assert any claim against Gross arising from any criminal conduct or willful bad faith acts by Gross of which Jason Kalisman was not aware as of the effective date of a Letter Agreement, dated August 30, 2013, between Gross and Morgans (the “Separation Agreement”),1 and nothing in the order of dismissal shall affect any right of any defendant(s) in this action other than Morgans to assert any direct claim(s) against Gross which such defendant(s) could have asserted as a crossclaim or otherwise, including, but not limited to, a claim that he is or may be liable to one or more defendant(s) for all or part of the claims asserted in this action.

THE ACTION

THE DESCRIPTION OF THE ACTION AND THE MOTION WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

Gross became Chief Executive Officer of Morgans as of March 20, 2011, pursuant to the terms of an employment agreement which grants certain rights to Gross and Morgans and imposes certain obligations upon them (the “Employment Agreement”).2

On February 28, 2013, the Company announced that it would hold its annual meeting of stockholders on May 15, 2013.

On March 15, 2013, OTK announced its intention to nominate a competing slate of directors and make certain proposals at the Company’s annual meeting.

On April 1, 2013, plaintiff Jason Kalisman (“Kalisman”) filed his Verified Complaint, seeking to assert various derivative claims, including derivative claims against Gross.

OTK filed its Verified Complaint in Intervention on April 5, 2013, seeking to assert various individual and derivative claims, including derivative claims against Gross.

[1]	The Separation Agreement, and the exhibits thereto, were filed by Morgans on September 3, 2013 with the Securities and Exchange Commission (“SEC”) as an attachment to a Form 8-K. The Form 8-K and its attachments can be accessed at http://tinyurl.com/Morgans8-K or at the SEC’s website, www.sec.gov.
[2]	The Employment Agreement and Amendment No. 1 to the Employment Agreement are Exhibit B to the Separation Agreement, which was filed by Morgans on September 3, 2013 with the SEC as an attachment to a Form 8-K. The Form 8-K and its attachments can be accessed at http://tinyurl.com/Morgans8-K or at the SEC’s website, www.sec.gov.

On April 12, 2013, Plaintiffs filed their Motion for Preliminary Injunction.

On April 17, 2013, Kalisman and OTK filed a Verified Amended and Supplemental Complaint, seeking to assert various individual and derivative claims, including derivative claims against Gross.

The parties engaged in discovery and briefing in connection with the Motion for Preliminary Injunction.

On May 14, 2013, the Court of Chancery granted a conditional preliminary injunction.

On June 14, 2013, Morgans held its annual meeting of stockholders, at which time a slate of directors nominated by OTK was elected to the Morgans Board of Directors.

On July 9, 2013, OTK filed its Second Verified Amended and Supplemental Complaint, seeking to assert various individual and derivative claims, including derivative claims against Gross.

Following the annual meeting, the Company and Gross began negotiations regarding the terms of Gross’s separation. Each side was represented by counsel in connection with those negotiations.

During negotiations, the parties exchanged numerous draft agreements, and both parties made concessions in order to reach an agreement. For example, the parties agreed that in lieu of severance benefits payable under his Employment Agreement, Gross would accept certain other payments from the Company.

As a result of those negotiations and concessions, on August 30, 2013, the parties agreed upon the terms of the termination of Gross’s employment, memorialized in the Separation Agreement. Kalisman executed the Separation Agreement on behalf of Morgans in his capacity as Interim Chief Executive Officer.

Section 8(c) of the Separation Agreement provides that:

In consideration of and in exchange for your obligations hereunder, on its own behalf, on behalf of any other entities of which the Company is the majority owner, and on behalf of the successors and assigns of any of the foregoing (collectively, the “Company Releasors”), the Company hereby (i) agrees that this Agreement shall be in complete and final settlement of any and all causes of action, rights and claims, whether known or unknown, that the Company Releasors have had in the past, now have, or might now have, including without limitation any such causes of action, rights or claims in any way related to, connected with or arising out of your employment, board service or role as an investor or the termination of any of the foregoing under or pursuant to any federal, state or local laws, regulations or other requirements, and (ii) releases and forever discharges you and your heirs, executors, administrators beneficiaries, personal representatives and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all such causes of action, rights and claims. The Company represents and warrants that no entity or person has majority ownership of the Company’s common stock. Excluded from the scope of this release of claims are (y) any causes of action, rights and claims under this Agreement arising after its effective date and (z) any causes of action, rights and claims arising from any criminal conduct or willful bad faith acts by you of which Jason Kalisman is not aware as of the effective date of this Agreement. The Company will not oppose your dismissal from the action entitled OTK Associates, LLC v. Robert Friedman, et al. and Morgans Hotel Group Co., CA No. 8447-VCL pending in the Court of Chancery of the State of Delaware (the “Delaware Litigation”), provided that this shall not preclude, and you agree that you shall not assert the fact of such dismissal as precluding, the Company from seeking your rejoinder to the Delaware Litigation on the basis of any causes of action, rights or claims arising from any criminal conduct or willful bad faith acts by you of which Jason Kalisman is not aware as of the effective date of this Agreement, or from opposing your dismissal from the Delaware Litigation on the basis of any causes of action, rights or claims arising from any criminal conduct or willful bad faith acts by you prior to the effective date of this Agreement first discovered by Jason Kalisman after the effective date of this Agreement.

No compensation of any form has passed from Gross to OTK or its counsel in connection with the separation agreement, and no promise to give any compensation has been made. Nor has any compensation passed or been promised from Gross to Morgans or its counsel, with the exception of any value that passed to Morgans as a result of the terms of the Separation Agreement.

THE MOTION

The Motion seeks dismissal of all pending claims against defendant Gross in the Action pursuant to the release provision of the Separation Agreement. If the Court grants the Motion, the claims against Gross in the Action will be dismissed with prejudice. Nothing in the dismissal order will affect the right of Morgans or any Morgans stockholder from asserting any claim against Gross arising from any criminal conduct or willful bad faith acts by Gross of which Kalisman was not aware as of the effective date of the Separation Agreement.

THE HEARING

The Court has scheduled the Hearing, which will be held on January 27, 2014, at 10:00 a.m., in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801 to:

a. consider the Motion;

b. consider any objections to the Motion; and

c. rule on other such matters as the Court may deem appropriate.

RIGHT TO OBJECT

Any current stockholder of Morgans who objects to the Motion, or who otherwise wishes to be heard, may appear in person or through counsel at the Hearing and present any evidence or argument that may be proper and relevant. To do so, you must, no later than fifteen (15) business days prior to the Hearing (unless the Court otherwise directs for good cause shown), serve the following documents on the attorneys listed below: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) proof of your current ownership of Morgans stock; (c) a detailed summary of your objections to any matter before the Court; (d) the grounds therefore or reasons why you desire to appear and be heard; and (e) all documents and writings which you want the Court to consider. These papers must be served electronically via File & ServeXpress e-service, by hand delivery, or overnight mail on the following attorneys:

David E. Ross, Esq. SEITZ ROSS ARONSTAM & MORITZ LLP 100 S. West Street, Suite 400 Wilmington, Delaware 19801	Michael A. Pittenger, Esq. POTTER ANDERSON & CORROON LLP 1313 N. Market Street Wilmington, Delaware 19899

David J. Margules, Esq. BOUCHARD MARGULES & FRIEDLANDER, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801

You must also contemporaneously deliver a copy of the above papers to the Register in Chancery, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware, 19801. Even if you do not appear at the Hearing, the Court will consider your written submission if it is served and filed in accordance with the foregoing procedures. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including any right of appeal) and shall forever be barred from raising such objection in the Action or any other action or proceeding.

FURTHER INFORMATION

This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Motion, the Orders entered by the Court and other papers filed in the Action, unless sealed, at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware, 19801, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT. Questions regarding the Motion should be directed to counsel as follows:

David E. Ross, Esq.

SEITZ ROSS ARONSTAM & MORITZ LLP

100 S. West Street, Suite 400

Wilmington, Delaware 19801

BY ORDER OF THE COURT

/s/ Karlis Johnson
Register in Chancery

Dated: December 6, 2013

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, South Beach and New York, Hudson in New York, Morgans and Royalton in New York, Shore Club in South Beach, Clift in San Francisco and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of development, including Delano properties in Las Vegas, Nevada; Cesme, Turkey; Moscow, Russia; and Cartagena, Colombia; Mondrian properties in London, England; Istanbul, Turkey; Doha, Qatar and Baha Mar in Nassau, The Bahamas; and a Hudson in London, England. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Daniel Gagnier/Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080